Exhibit 99.1

Media Contact:
Dana Stelsel
Corporate Communications Manager
(765) 771-5766
dana.stelsel@wabashnational.com

Investor Relations:
Mike Pettit
Vice President, Finance & Investor Relations
(765) 771-5581
michael.pettit@wabashnational.com

Wabash National Corporation Announces Third Quarter 2017 Results

•	Successfully completed the acquisition of Supreme Industries with integration efforts on schedule
•	GAAP and non-GAAP earnings of $0.30 per diluted share and $0.34 per diluted share, respectively
•	Net sales of $425 million, down 8 percent as compared to the third quarter of 2016
•	Operating income of $26.6 million and 6.3 percent of net sales; excluding acquisition related costs, achieved operating income of $35.3 million and 8.3 percent of net sales
•	2017 full-year shipment guidance updated to 53,500 to 55,500 trailers; full-year earnings per diluted share guidance adjusted to $1.33 to $1.37 per diluted share

LAFAYETTE, Ind. – October 31, 2017 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems, today reported results for the quarter ending September 30, 2017.

Net income for the third quarter of 2017 was $18.9 million, or $0.30 per diluted share, compared to third quarter 2016 net income of $33.4 million, or $0.51 per diluted share. Third quarter 2017 non-GAAP adjusted earnings decreased $11.7 million over the prior year period to $21.2 million, or $0.34 per diluted share. Non-GAAP adjusted earnings for the third quarter of 2017 excludes one-time acquisition expenses of $8.7 million related to the purchase of Supreme Industries, Inc. (“Supreme”) on September 27, 2017 and gains realized on the transition of former branch facilities to third-party dealers. Non-GAAP adjusted earnings for the third quarter of 2016 also excluded gains related to the transition of branch locations.

Net sales for the third quarter of 2017 were $425 million, a decrease of 8 percent as compared to the third quarter of 2016. Operating income decreased 52 percent to $26.6 million, due to lower trailer volume, compared to operating income of $54.9 million for the third quarter of 2016. Operating EBITDA, a non-GAAP measure that excludes the effects of certain recurring and non-recurring items, for the third quarter of 2017 was $46.6 million, a decrease of $20.3 million, or 30 percent, compared to Operating EBITDA for the prior year period. On a trailing twelve month basis, net sales totaled $1.7 billion, generating Operating EBITDA of $191.5 million, or 11.4 percent of net sales.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
(Dollars in thousands, except per	September 30,	December 31,	March 31,	June 30,	September 30,
share amounts)	2016	2016	2017	2017	2017
Net Sales	$464,272	$462,057	$362,716	$435,903	$425,098

Gross Profit Margin	18.0%	15.5%	16.4%	15.5%	14.3%

Income from Operations	$54,855	$40,621	$30,264	$38,668	$26,591

Income from Operations Margin	11.8%	8.8%	8.3%	8.9%	6.3%

Net Income	$33,378	$23,000	$20,173	$22,945	$18,947

Diluted EPS	$0.51	$0.36	$0.32	$0.36	$0.30

Non-GAAP Measures(1):

Operating EBITDA	$66,821	$53,606	$41,930	$49,450	$46,561

Operating EBITDA Margin	14.4%	11.6%	11.6%	11.3%	11.0%

Adjusted Earnings	$32,901	$24,213	$19,517	$23,189	$21,214

Adjusted Diluted EPS	$0.50	$0.38	$0.31	$0.37	$0.34

Notes:

(1)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

Dick Giromini, chief executive officer, stated, “Following prior year record performance is never easy, especially when operating in a somewhat more challenging environment. Throw in an acquisition, and the headlines get even more muddied. That said, we are nonetheless pleased to have delivered a historically solid performance in the third quarter, but not up to the lofty standards that we have become accustomed to in the past couple years. Looking forward, we are encouraged by recent market demand trends, and excited about what next year will bring as we integrate and leverage our newest addition, Supreme Industries, into our family.”

“A number of factors in the third quarter, including shipment pick-up delays impacted by the recent hurricanes, ongoing investment in our molded structural composites start-up, and a tighter labor market, and costs associated with our acquisition of Supreme, all combined to create a veil over all of the good things that are going on in the business that set us up for a strong 2018. With backlog totaling $670 million, excluding Supreme, as of September 30, 2017, we believe we are in a solid position as the 2018 order season enters its strongest period.”

Mr. Giromini continued, “In the near term, while many of the aforementioned short-term operational issues are behind us, others will linger throughout the balance of the year. Based on the mix of these factors, we are updating our full-year guidance for trailer shipments to 53,500 to 55,500 new trailers, and adjusting our earnings guidance range to $1.33 to $1.37 per diluted share.”

2018 Outlook

“Looking forward to next year, a strengthening economy driving increased trucking demand, strong year-over-year backlog, increasing market interest in our proprietary molded structural composite technology, the addition of Supreme, and the upcoming payback from increased investment in productivity-enhancing technologies in our van operations, all have me excited about what we will deliver in 2018 and beyond. Overall demand for van trailers within our Commercial Trailer Products segment is projected to remain historically strong for next year, combined with a much-improved demand environment for tank trailers and flatbed equipment. This belief is further supported by several factors, including a growing replacement cycle for 2004-2006 dry vans, a more stringent regulatory environment influencing both carrier and driver behaviors and the continued need to refresh equipment,” Mr. Giromini explained. “In addition, we expect top- and bottom-line improvements in our Diversified Products segment due to the improving market conditions served by this segment as well as realization of various productivity improvement initiatives in both Commercial Trailer Products and Diversified Products segments. Couple these growth and performance opportunities with the addition of Supreme and our Final Mile Products segment, we currently project full-year 2018 earnings expectation of $1.55 to $1.75 per share.”

Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the third quarter of 2017 and 2016. A complete disclosure of the results by individual segment is included in the tables following this release.

(dollars in thousands)	Commercial Trailer Products		Diversified Products
	2017	2016	2017	2016
New trailers shipped	13,350	14,900	550	550
Net sales	$339,492	$380,514	$88,850	$87,450
Gross profit	$43,849	$64,681	$17,378	$18,947
Gross profit margin	12.9%	17.0%	19.6%	21.7%
Income from operations	$36,319	$55,043	$5,179	$6,224
Income from operations margin	10.7%	14.5%	5.8%	7.1%

Commercial Trailer Products’ net sales for the third quarter were $339 million, a decrease of $41 million, or 11 percent, as compared to the prior year. Gross profit margin for the third quarter decreased 410 basis points as compared to the prior year period. The year-over-year declines in net sales and gross profit margin were primarily due to lower new trailer shipments, increases in commodity costs and labor shortages resulting in higher levels of overtime to meet current production levels. Operating income decreased $18.7 million, or 34 percent, from the third quarter of last year to $36.3 million, or 10.7 percent of net sales.

Diversified Products’ net sales for the third quarter increased $1 million, or 2 percent, as compared to the prior year period primarily due to increased demand for liquid tank trailers and process systems businesses. Gross profit and gross profit margin as compared to the prior year period decreased $1.6 million and 210 basis points, respectively, as continued softness within the chemical and energy end markets for tank trailers and increases in commodity costs negatively impacted this segment. Operating income for the third quarter of 2017 was $5.2 million, or 5.8 percent of net sales, a decrease of $1.0 million compared to the same period last year.

Acquisition of Supreme

On September 27, 2017, the Company completed the previously announced acquisition of Supreme, a leading manufacturer of truck bodies, following a cash tender offer by a subsidiary of the Company for all outstanding shares of Supreme, for $21 per share. Commenting on the transaction, Mr. Giromini said, “We are excited to add the Supreme business to our Company in order to leverage the urbanization and ecommerce trends which are fueling a consumer preference for home delivery. Wabash intends to be at the forefront of the final mile evolution in the transportation market, and the addition of Supreme to our portfolio advances that strategy.” The truck body and final mile industry continues to demonstrate a healthy demand environment as the backlog of Supreme at quarter end was $70 million, representing a 32 percent increase as compared to the prior year period.

The Company financed the acquisition of Supreme and related fees and expenses using the proceeds of the Company’s offering of a $325 million aggregate principal amount senior unsecured notes due 2025 (“Senior Notes”) and available cash and cash equivalents. The Senior Notes will bear interest at a rate of 5.50% and were issued at par. As of September 30, 2017, the Company had liquidity, or cash plus available borrowings, of approximately $323 million.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including adjusted operating income, operating EBITDA, operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition expenses, impairment of goodwill and other intangible assets and other non-operating income and expense. Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share for the three and nine month periods ending September 30, 2017 and 2016 reflect adjustments for charges incurred in connection with acquisition related costs, the losses attributable to the Company’s extinguishment of debt, income or losses recognized on the sale and/or closure of former Company locations, one-time executive severance costs and impairment of goodwill charges. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and net income per diluted share is included in the tables following this release.

Third quarter 2017 Conference Call

Wabash National will conduct a conference call to review and discuss its third quarter results on November 1, 2017, at 10:00 a.m. EDT.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through January 23, 2018. Meeting access also will be available via conference call at 800-708-4540, participant code 45791234.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck-mounted tanks, intermodal equipment, aircraft refueling equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Garsite, Progress Tank, Supreme®, Transcraft®, Walker Engineered Products, and Walker Transport. Learn more at www.wabashnational.com.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer shipments, backlog, expectations regarding demand levels for trailers, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the successful integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net sales	$425,098	$464,272	$1,223,717	$1,383,387
Cost of sales	364,134	380,813	1,035,718	1,129,338
Gross profit	60,964	83,459	187,999	254,049

General and administrative expenses	16,075	17,206	53,511	55,093
Selling expenses	5,497	6,415	17,568	20,421
Amortization of intangibles	4,097	4,983	12,693	14,961
Acquisition Expenses	8,704	-	8,704	-
Impairment of goodwill	-	-	-	1,663
Income from operations	26,591	54,855	95,523	161,911

Other income (expense):
Interest expense	(3,187)	(3,906)	(9,065)	(11,938)
Other, net	6,271	830	7,929	226
Income before income taxes	29,675	51,779	94,387	150,199
Income tax expense	10,728	18,401	32,321	53,766
Net income	$18,947	$33,378	$62,066	$96,433
Dividends declared per share	$0.06	$-	$0.18	$-
Basic net income per share	$0.32	$0.52	$1.04	$1.50
Diluted net income per share	$0.30	$0.51	$0.99	$1.45

Comprehensive income
Net income	$18,947	$33,378	$62,066	$96,433
Foreign currency translation adjustment	57	(288)	829	(944)
Net comprehensive income	$19,004	$33,090	$62,895	$95,489

Basic net income per share:
Net income applicable to common stockholders	$18,947	$33,378	$62,066	$96,433
Weighted average common shares outstanding	58,994	63,604	59,675	64,488
Basic net income per share	$0.32	$0.52	$1.04	$1.50

Diluted net income per share:
Net income applicable to common stockholders	$18,947	$33,378	$62,066	$96,433

Weighted average common shares outstanding	58,994	63,604	59,675	64,488
Dilutive shares from assumed conversion of convertible senior notes	1,701	1,172	1,713	743
Dilutive stock options and restricted stock	1,541	1,256	1,526	1,222
Diluted weighted average common shares outstanding	62,236	66,032	62,914	66,453
Diluted net income per share	$0.30	$0.51	$0.99	$1.45

WABASH NATIONAL CORPORATION

SEGMENTS AND RELATED INFORMATION

(Dollars in thousands)

(Unaudited)

	Commercial	Diversified	Corporate and
Three Months Ended September 30,	Trailer Products	Products	Eliminations	Consolidated
2017
New trailers shipped	13,350	550	-	13,900
Used trailers shipped	300	50	-	350

New Trailers	$319,463	$35,225	$-	$354,688
Used Trailers	$3,245	$601	$-	3,846
Components, parts and service	$12,255	$27,881	$(3,244)	36,892
Equipment and other	$4,529	$25,143	$-	29,672
Total net external sales	$339,492	$88,850	$(3,244)	$425,098

Gross profit	$43,849	$17,378	$(263)	$60,964
Income (Loss) from operations	$36,319	$5,179	$(14,907)	$26,591

2016
New trailers shipped	14,900	550	-	15,450
Used trailers shipped	200	50	-	250

New Trailers	$360,023	$32,280	$(89)	$392,214
Used Trailers	2,923	621	-	3,544
Components, parts and service	14,038	29,308	(3,603)	39,743
Equipment and other	3,530	25,241	-	28,771
Total net external sales	$380,514	$87,450	$(3,692)	$464,272

Gross profit	$64,681	$18,947	$(169)	$83,459
Income (Loss) from operations	$55,043	$6,224	$(6,412)	$54,855

Nine Months Ended September 30,
2017
New trailers shipped	37,300	1,600	-	38,900
Used trailers shipped	450	100	-	550

New Trailers	$906,058	$99,210	$-	$1,005,268
Used Trailers	$5,368	$2,457	$-	7,825
Components, parts and service	$38,100	$93,750	$(8,291)	123,559
Equipment and other	$12,895	$74,170	$-	87,065
Total net external sales	$962,421	$269,587	$(8,291)	$1,223,717

Gross profit	$136,857	$52,120	$(978)	$187,999
Income (Loss) from operations	$111,865	$14,844	$(31,186)	$95,523

2016
New trailers shipped	44,250	1,600	-	45,850
Used trailers shipped	750	100	-	850

New Trailers	$1,061,819	$96,285	$(89)	$1,158,015
Used Trailers	10,202	2,615	-	12,817
Components, parts and service	43,108	88,653	(9,900)	121,861
Equipment and other	11,638	79,056	-	90,694
Total net external sales	$1,126,767	$266,609	$(9,989)	$1,383,387

Gross profit	$194,104	$62,095	$(2,150)	$254,049
Income (Loss) from operations	$162,435	$23,471	$(23,995)	$161,911

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	September 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$153,702	$163,467
Accounts receivable	152,603	153,634
Inventories	245,674	139,953
Prepaid expenses and other	33,453	24,351
Total current assets	$585,432	$481,405

Property, plant and equipment	196,275	134,138

Deferred income taxes	20,265	20,343

Goodwill	313,626	148,367

Intangible assets	239,867	94,405

Other assets	23,662	20,075
	$1,379,127	$898,733

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$46,081	$2,468
Current portion of capital lease obligations	375	494
Accounts payable	129,744	71,338
Other accrued liabilities	112,886	92,314
Total current liabilities	$289,086	$166,614

Long-term debt	504,620	233,465

Capital lease obligations	1,112	1,409

Deferred income taxes	66,879	499

Other noncurrent liabilities	29,702	24,355

Stockholders' equity	$487,728	472,391
	$1,379,127	$898,733

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2017	2016

Cash flows from operating activities
Net income	$62,066	$96,433
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	12,709	12,241
Amortization of intangibles	12,693	14,961
Net (gain) loss on the sale of assets	(8,060)	40
Deferred income taxes	59	(935)
Excess tax benefits from stock-based compensation	-	(509)
Loss on debt extinguishment	767	487
Stock-based compensation	8,311	8,618
Impairment of goodwill	-	1,663
Non-cash interest expense	1,569	2,718
Changes in operating assets and liabilities
Accounts receivable	26,185	(5,117)
Inventories	(77,923)	(29,587)
Prepaid expenses and other	(187)	(11,021)
Accounts payable and accrued liabilities	23,702	15,478
Other, net	(772)	496
Net cash provided by operating activities	$61,119	$105,966

Cash flows from investing activities
Capital expenditures	(15,401)	(15,045)
Proceeds from the sale of property, plant, and equipment	12,608	14
Acquisition, net of cash acquired	(323,487)	-
Other, net	6,230	2,268
Net cash used in investing activities	$(320,050)	$(12,763)

Cash flows from financing activities
Proceeds from exercise of stock options	5,781	2,341
Borrowings under senior notes	325,000	-
Excess tax benefits from stock-based compensation	-	509
Dividends paid	(11,547)	-
Borrowings under revolving credit facilities	520	455
Payments under revolving credit facilities	(520)	(455)
Principal payments under capital lease obligations	(416)	(633)
Proceeds from issuance of term loan credit facility	189,470	-
Principal payments under term loan credit facilities	(198,058)	(1,446)
Principal payments under industrial revenue bond	(446)	(386)
Debt issuance costs paid	(6,472)	-
Stock repurchase	(46,633)	(40,739)
Convertible senior notes repurchase	(7,513)	(42,061)
Net cash used in financing activities	$249,166	$(82,415)

Net increase in cash and cash equivalents	$(9,765)	$10,788
Cash and cash equivalents at beginning of period	163,467	178,853
Cash and cash equivalents at end of period	$153,702	$189,641

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

Operating EBITDA[1]:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$18,947	$33,378	$62,066	$96,433
Income tax expense	10,728	18,401	32,321	53,766
Interest expense	3,187	3,906	9,065	11,938
Depreciation and amortization	8,386	9,052	25,402	27,202
Stock-based compensation	2,881	2,915	8,311	8,618
Impairment of intangibles	-	-	-	1,663
Acquisition expenses	8,704	-	8,704	-
Other non-operating (income) expense	(6,271)	(830)	(7,929)	(226)
Operating EBITDA	$46,561	$66,822	$137,941	$199,394

	Three Months Ended				Trailing Twelve Months
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	September 30, 2017
Net income	$23,000	$20,173	$22,945	$18,947	$85,065
Income tax expense	12,217	8,434	13,160	10,728	44,539
Interest expense	3,725	2,990	2,888	3,187	12,790
Depreciation and amortization	9,565	8,704	8,315	8,386	34,970
Stock-based compensation	3,420	2,963	2,467	2,881	11,731
Acquisition expenses	-	-	-	8,704	8,704
Other non-operating (income) expense	1,679	(1,333)	(325)	(6,271)	(6,250)
Operating EBITDA	$53,606	$41,930	$49,450	$46,561	$191,547

Adjusted Earnings[2]:
	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016
	$	Per Share	$	Per Share	$	Per Share	$	Per Share

Net Income	$18,947	$0.30	$33,378	$0.51	$62,066	$0.99	$96,433	$1.45

Adjustments:
Facility transactions[3]	(5,165)	(0.08)	(740)	(0.01)	(6,820)	(0.11)	(740)	(0.01)
Impairment of goodwill and other intangibles	-	-	-	-	-	-	1,663	0.03
Loss on debt extinguishment	3	-	-	-	768	0.01	487	0.01
Executive severance expense	-	-	-	-	238	-	-	-
Acquisition expenses	8,704	0.14	-	-	8,704	0.14	-	-
Tax effect of aforementioned items	(1,275)	(0.02)	263	-	(1,040)	(0.02)	(505)	(0.01)

Adjusted earnings	$21,214	$0.34	$32,901	$0.50	$63,916	$1.02	$97,338	$1.46

Weighted Average # of Diluted Shares O/S	62,236		66,032		62,914		66,453

	Three Months Ended
	December 31, 2016		March 31, 2017		June 30, 2017
	$	Per Share	$	Per Share	$	Per Share

Net Income	$23,000	$0.36	$20,173	$0.32	$22,945	$0.36

Adjustments:
Facility transactions[3]	450	0.01	(1,665)	(0.03)	18	-
Loss on debt extinguishment	1,408	0.02	640	0.01	125	-
Executive severance expense					238	-
Tax effect of aforementioned items	(645)	(0.01)	369	0.01	(137)	-

Adjusted earnings	$24,213	$0.38	$19,517	$0.31	$23,189	$0.37

Weighted Average # of Diluted Shares O/S	63,701		63,390		63,207

1Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition expenses, impairment of goodwill and other intangibles, and other non-operating income and expense.

2Adjusted earnings and adjusted earnings per diluted share reflect adjustments for charges incurred in connection with acquistion related costs, the losses attributable to the Company's extinguishment of debt, income or losses recognized on the sale and/or closure of former Company locations, one-time executive severance costs and impairment of goodwill or other intangible asset charges.

3Facility transactions in 2016 and 2017 relate to gains and/or losses incurred for the sale or closure of our locations in Phoenix, Denver, Miami, Findlay, Dallas, and San Antonio.